EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rhonda Rosen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Blacksands Petroleum, Inc. on Form 10-K for the fiscal year ended October 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Blacksands Petroleum, Inc.

	By:	/s/ RHONDA ROSEN
Date: February 11, 2015	Name:	Rhonda Rosen
	Title:	Interim President (Principal Executive Officer)

I, Donald Giannattasio, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Blacksands Petroleum, Inc. on Form 10-K for the fiscal year ended October 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Blacksands Petroleum, Inc.

	By:	/s/ DONALD GIANNATTASIO
Date: February 11, 2015	Name:	Donald Giannattasio
	Title:	Chief Financial Officer